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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ALSIDE, INC.

                  FIRST: The name of the corporation shall be:

                                  ALSIDE, INC.

                  SECOND: The registered office of the corporation in the State of Delaware shall be located at 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address shall be THE CORPORATION TRUST COMPANY.

                  THIRD: The purpose of the corporation shall be to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and the corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware, including without limitation all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully engage.

                  FOURTH: The capital stock which the corporation shall have the authority to issue shall consist of 1,000 shares of Common Stock with no par value. Each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote per share in respect of any required or permitted vote by the holders of the Common Stock.

                  FIFTH: The name and mailing address of the incorporator of the corporation is as follows:

                           D. R. High            600 Grant Street
                                                 Pittsburgh, PA  15230

The powers of the incorporator of the corporation shall terminate upon the filing of this Certificate of Incorporation.

                  SIXTH: The number of directors of the corporation shall be fixed from time to time by the by-laws of the corporation. The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

                           R. E. Hilton           600 Grant Street
                                                  Pittsburgh, PA  15230

                           R. M. Stanton          600 Grant Street
                                                  Pittsburgh, PA  15230

                           D. R. High             600 Grant Street
                                                  Pittsburgh, PA  15230
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                  SEVENTH: Except as otherwise provided by law or in the by-laws of the corporation, no written ballot shall be required for the election of directors of the corporation, or for any other purpose.

                  EIGHTH: The holders of the Common Stock, and the directors of the corporation, shall each have the right to make, alter or repeal the by-laws of the corporation.

                  NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 27th day of December, 1983.

                                                   /s/ D. R. High
                                          -------------------------------------
                                                        D. R. High

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